Legend/DuPont(4/30/99)                                              EXHIBIT 10.1
149295 v.6 / 4hpf06
12209 / 014
09/09/99 11:45:28 AM


                         REAL ESTATE PURCHASE AGREEMENT


     THIS REAL ESTATE PURCHASE AGREEMENT ("Agreement") made this 29th day of July, 1999, by and between (a) ASHBURN CORPORATE CENTER, LC and ASHBURN FRONT FIVE, LLC (hereinafter referred to, collectively, as "Seller"); and (b) DU PONT FABROS DEVELOPMENT LLC (hereinafter referred to as "Purchaser").

     WHEREAS, Seller is the owner of record and in fact, legally and beneficially, of certain real property, containing approximately 115 acres of land situated in Loudoun County, Virginia and more particularly described in the title commitment and surveys described in Exhibit "A" hereto, together with any improvements erected or presently located thereon and any related fixtures and equipment therein and including all right, title and interest of Seller in and to any and all roads, streets, alleys and ways bounding the real property (hereinafter referred to as the "Property"); and

     WHEREAS, Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, at the price and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

     1. SALE AND PURCHASE OF PROPERTY. Seller agrees to sell, and Purchaser agrees to purchase, at the price and upon the terms and conditions herein set forth, all of the rights, title and interest in and to the Property.

        Subject to Seller's obligations as provided for herein, Purchaser agrees to accept the physical condition of the Property in its "as is" condition as of the date of this Agreement first hereinabove stated.

     2. PURCHASE PRICE. The price to be paid by Purchaser for the Property (the "Purchase Price") shall be Fifteen Million Four Hundred Thousand and 00/100ths Dollars ($15,400,000.00) subject to adjustment as provided for in Paragraph 3 of this Agreement. The Purchase Price shall be payable as follows:

        (A) INITIAL DEPOSIT. Within three (3) Business Days (as hereinafter defined at Paragraph 12(O)) of the Effective Date of this Agreement (as hereinafter defined at Paragraph 12 (B)), Purchaser shall deposit with Commercial Title Group, Ltd. (the "Settlement

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Agent"), the sum of Two Hundred Fifty Thousand and 00/100ths Dollars
($250,000.00) (the "Initial Deposit").

        (B) ADDITIONAL DEPOSIT. In the event that Purchaser desires to extend Settlement, as hereinafter defined, for a period of up to thirty (30) days past the date set forth in Paragraph 7(A) hereof, Seller shall grant such extension provided that, no later than three (3) Business Days prior to the original date of Settlement, Purchaser shall so notify Seller and Purchaser shall deposit with Settlement Agent an additional sum of One Hundred Thousand and 00/100ths dollars ($100,000.00) (the "Additional Deposit"), it being agreed that the Additional Deposit is non-refundable (except for Seller's default).

        (C) SETTLEMENT AGENT'S INSTRUCTIONS. The Initial Deposit (and the Additional Deposit, if made) and all accrued interest thereon shall collectively hereinafter be referred to as the "Deposit" and shall be held and disbursed by the Settlement Agent pursuant to the terms of this Agreement. However, on the Business Day immediately following the expiration of the Study Period, Settlement Agent shall immediately deliver the Deposit to Seller to hold and disburse hereunder if Seller tenders to the Settlement Agent all of the following: (i) the "Deeds" (as hereinafter defined), bills of sale, assignment, affidavits, and other documents required of Seller pursuant to this Agreement (it being understood that said Deeds and said other documents may be dated as of the date of such delivery or as of the then anticipated Settlement date); and
(ii) an agreement to replace said Deeds and said other documents at Settlement with originals thereof changed only to name Purchaser's designee(s) as the Grantee(s), Buyer(s), Transferee(s) or Assignee(s) provided that Purchaser notifies Seller, at least three (3) Business Days in advance of Settlement, of the precise legal name(s) of such Grantee(s), etc. and, if such Grantee(s), etc. is (are) entity(ies), the type of entity(ies) it is (they are) and the state(s) under which it is (they are) organized. Until a party is entitled to receive the Deposit hereunder, the Deposit shall be invested in a federally insured, interest-bearing, bank account, government bonds or notes or certificates of deposit. Settlement Agent shall give Seller written notice of the receipt by the Settlement Agent of all monies deposited by Purchaser hereunder; and Settlement Agent shall give Purchaser written notice of delivery of the Deed(s) and other documents listed hereinabove by Seller to Settlement Agent, of Settlement Agent's delivery of the Deposit to Seller, and the amount of the Deposit so delivered. Prior to Settlement, Purchaser shall not be entitled to copies of any of those documents, but shall be entitled to receive, upon request, copies of the unsigned versions thereof. The Deposit shall be either (i) credited toward the Purchase Price at Settlement (as defined hereinafter at Paragraph 7(H)); or
(ii) simultaneously with and not more than five (5) days following Settlement under the Agreement, Settlement Agent or Seller, as the case may be, shall return the Deposit to the Purchaser if the Deposit has not been applied to the Purchase Price at Settlement; or (iii) within two (2) Business Days of their receipt of written notice by Purchaser that Purchaser is terminating this Agreement pursuant to Purchaser's rights to so terminate as set forth herein, Settlement Agent or Seller, as the case may be, shall return the Deposit to Purchaser.

        (D) CASH AT SETTLEMENT. At Settlement, as hereinafter defined at Paragraph 7 (H), Purchaser shall pay the Purchase Price for the Property in cash in United States currency.


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     2.5 RELEASE. Within three (3) Business Days of the Effective Date,
Purchaser shall deposit, with the Settlement Agent, a release, in the form of Exhibit "G" hereto (the "Release").

     3. PURCHASER'S STUDY PERIOD. During the period from the Effective Date of this Agreement until 5:00 p.m. of the fifteenth (15th) Business Day following the Effective Date of this Agreement (the "Study Period"), Purchaser, at its expense, shall have the opportunity to make test borings, a land survey, engineering studies, environmental integrity assessments, and any other desired pre-development investigations concerning said Property. During the Study Period, Seller will give Purchaser, its architects, engineers, and other consultants or representatives, full access to the Property during normal Business Hours, and as often as may be requested for such purposes and studies. In addition, Seller agrees to furnish to Purchaser any information concerning the Property which Purchaser shall reasonably request and which is in Seller's files, including, but not limited to, the following to the extent the same are in Seller's files: all existing title policies or commitments with all attachments, surveys, appraisals, all environmental, ADA and engineering studies, correspondence, actions or approvals, any service or operating agreements, tax bills for the last two (2) years, and subdivision plans.

         If and whenever Purchaser or its employees, agents or contractors performs any borings or creates any other hazards upon the Property in connection with such tests and studies, Purchaser shall (a) take all reasonable steps to prevent any injury or harm to person or property on account thereof, and (b) immediately after such tests and studies are initially completed, fill all such boring holes, repair all such damage, remove all such hazards and restore such areas. Purchaser shall defend, indemnify and hold harmless Seller from and against any and all claims, suits, liabilities, judgments, and expenses (including reasonable attorneys' fees) arising out of or in connection with access to, and entries upon, the Property by Purchaser or Purchaser's employees, agents or contractors. Purchaser shall maintain, in full force and effect, an insurance policy covering such of those claims, suits, liabilities, judgments and expenses as may arise at any time as a result of Purchaser's or Purchaser's employees', agents' or contractors' acts or omissions upon the Property. That policy shall be in the amount of at least Two Million Dollars ($2,000,000.00), include or contain contractor's pollution legal liability insurance coverage, name Seller as an additional insured, be issued by an insurance company licensed to do business as such in the Commonwealth of Virginia and having a policyholder's rating of at least A and a financial rating of at least VIII by A.M. Best, and otherwise be in form and substance reasonably satisfactory to Seller. Prior to any entry upon the Property by Purchaser or Purchaser's employees, agents or contractors, Purchaser shall provide a copy of that policy, along with a certificate of insurance with respect thereto, to Seller.

         In addition, Seller shall submit to Purchaser on the Effective Date, a copy of any leases, occupancy agreements or licenses to use the Property entered into by Seller, or otherwise within Seller's knowledge, and presently in effect as of the date of this Agreement as first hereinabove fixed and all amendments thereto. Seller shall also submit to Purchaser such information concerning the prior owners and tenants of the Property, and the prior uses of the Property for the past sixty (60) years, as is located in the files and records (a) of Seller;
(b) of the law firm of Wilkes, Artis, Hedrick and Lane, Chartered with respect to Seller or Legend

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Properties, Inc.; or (c) maintained by Michael J. Giguere, Esq., in his own current working files on the Property (excluding any information that may be contained in the other files of his law firm).

        In the event the test borings, survey, engineering studies, other pre-development investigations or leases are not satisfactory to Purchaser, Purchaser may elect to terminate this Agreement by giving written notice to Seller and Settlement Agent terminating this Agreement and authorizing the delivery of the Release to Seller, in which event Settlement Agent shall promptly return the Deposit to Purchaser and deliver the Release to Seller, whereupon this Agreement shall become null and void. In the event Purchaser fails to deliver such notice to Seller prior to the expiration of the Study Period, Purchaser shall be deemed to accept the Property in the physical condition as found during the Study Period, except as otherwise provided for or required by this Agreement, and the Release shall be returned to Purchaser.

        Should the studies describe an area for the Property different from that specified in the Recitals set forth above, the Purchase Price specified in Paragraph 2 hereof shall be adjusted upward or downward pro rata per 1/10th (one tenth) acre.

     4. TITLE AND SURVEY. At Settlement, Seller shall convey to Purchaser fee simple title to the Property, including any personal property being sold therewith, subject to the matters of record as of the date hereof (except any and all deeds of trust, mortgages, financing statements, and other monetary liens) and the following (collectively, the "Specific Title Obligations"): any claims of William M. Soltesz or Ashburn Guardian, L.L.C., the owner of Lot 6, Loudoun Station Subdivision, or their representatives, successors or assigns, arising out of the location of an entrance road or roads into the subject property from Route 625, the location of the entrance road and highway median cuts or other access into the Property, storm water easement, sanitary sewer easement or other site plan improvements located on Lot 6 or on the Property,

        However, Seller shall retain all of Seller's right and interest in the amount of Four Thousand Five Hundred Sixty-Five Dollars ($4,565.00) filed with the Circuit Court of Loudoun County, Virginia by the Loudoun County Sanitation Authority with Certificate of Taking No. 26 dated November 3, 1998, and the "Property" shall not include that amount.

        Seller shall make every reasonable effort to deliver to Purchaser, before the expiration of the Study Period and at Seller's expense, a revised title commitment, dated not more than thirty (30) days prior to the Effective Date, issued by the Settlement Agent or a National Title Insurance Company, and naming Purchaser and Purchaser's lenders as the insureds.

        "Title Defects" are all matters that affect whether Seller's title to the Property, including any personal property being sold therewith, is fee simple and in good, indefeasible and marketable condition, of record and in fact, and fully insurable under a full coverage owner's title insurance policy at standard rates, free and clear of all deeds of trust, mortgage pledges, liens, conditional sales, encumbrances, leases, tenancies, licenses, security interests, covenants, preferences, conditions, restrictions, rights-of-way, easements, encroachments, or other matters of any nature affecting title. However, "Title Defects" do not

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include any matters which are (a) referenced in the title commitment described in Exhibit "A" hereto; (b) included in the Specific Title Obligations; or (c) deeds of trust, mortgages, financing statements, and other monetary liens (it being understood and agreed that Seller is required to discharge such deeds of trust, mortgages, financing statements and other monetary liens at Settlement). If there are any Title Defects at Settlement, Seller must promptly take action to remove and cure such Title Defects, at its own cost and expense, provided that, where Seller does not have actual knowledge of such Title Defects as of the Effective Date, Seller may not be required to spend more than Twenty-Five Thousand ($25,000.00) to remove or cure such Title Defects or to institute litigation for that purpose. Upon the written consent of Purchaser, the time herein specified for full Settlement will be extended for a period necessary for such prompt action, said period being extended for not in excess of ninety (90) days, in which event Settlement shall occur on the fifth (5th) Business Day after such removal or cure is completed. If Seller fails to cure such Title Defects by the scheduled Settlement date, as so extended (if at all), then, unless those Title Defects were created by Seller after the Effective Date, on the scheduled Settlement date, Purchaser shall either (a) proceed to Settlement, on the fifth (5th) Business Day after that ninety (90) - day period, hereunder taking title to the Property subject to such Title Defects and waiving any claims against Seller with respect thereto; or (b) terminate this Agreement by written notice to Seller, in which event the Settlement Agent shall promptly return the Deposit to Purchaser and each party shall have no further obligation to the other, but for the return of the Deposit and as hereinafter specifically provided.

     5. AGREEMENTS AFFECTING PROPERTY. From and after the date of this Agreement as first hereinabove fixed, Seller shall not enter into any lease, contract or agreement with any person or party, including any government authority or quasi-government authority, concerning or affecting the Property, without the specific written consent of Purchaser, which consent may not be unreasonably withheld.

        With respect to the existing bond in favor of Loudoun County, in the amount of Three Hundred Seventy-Four Thousand Thirty Dollars ($374,030.00), Purchaser will pay off such bond by paying Seller that amount at Settlement and causing the same to be reissued or re-named in Purchaser's own name.

     6. COMPLIANCE WITH GOVERNMENT REGULATIONS. From and after the date of this Agreement as first hereinabove fixed, Seller shall promptly forward to Purchaser a copy of each and every written notice Seller actually (as opposed to constructively) receives of violation or non-compliance with any law, ordinance or regulation of the Commonwealth of Virginia or federal government. Purchaser will have the option, within a reasonable period of time following receipt of such notice by Purchaser (but, in any event, prior to the scheduled Settlement date), either to proceed to Settlement or to terminate this Agreement. However, if Seller notifies Purchaser that it will correct the violation and completes that correction within ninety (90) days thereafter, then Settlement shall be within ten (10) Business Days after such correction is completed.

     7. SETTLEMENT.


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        (A) TIME AND PLACE; SETTLEMENT AGENT. Seller and Purchaser shall make full Settlement hereunder in accordance with the provisions of this Agreement, at 10:00 a.m. on the date which is twenty (20) (calendar) days following the end of the Study Period. However, that date shall be subject to such extensions as are expressly authorized in this Agreement. Settlement shall be handled by Settlement Agent, and shall be held at the offices of Settlement Agent, or at the offices of Purchaser's attorney, in Washington, D.C. or Northern Virginia. The title insurance company shall be Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation, Chicago Title Insurance Company, First American Title Insurance Company, or Stewart Title Guaranty Company (collectively, the "National Title Insurance Companies"). Before Settlement, Settlement Agent shall deliver to Seller a current insured closing letter issued to it, with respect to the transaction contemplated by this Agreement, by one of the National Title Insurance Companies. At Settlement, Purchaser shall deliver, to such title insurance company or agent all of the monies (in immediately available funds) and documents required of Purchaser under Paragraphs 7(C) and 7(E) hereof. Provided that Seller shall have theretofore tendered, to such title insurance company or agent, all documents required of Seller under Paragraph 7(D) hereof, all of the proceeds of Settlement due Seller shall be disbursed to Seller, by wire transfer in accordance with Seller's instructions, immediately upon recordation of the Deeds. However, if such recordation is not completed by 2:00 p.m. on the first day of the Settlement, then, at or before that 2:00 p.m. deadline, Settlement Agent shall make a partial wire transfer to Seller in accordance with those instructions. The amount of such partial wire transfer shall be the greater of (i) so much of the Purchase Price as is not funded by an institutional lender to be secured by a first mortgage or deed of trust encumbering all or part of Property, or (ii) ten percent (10%) of the Purchase Price.

        (B) ADJUSTMENTS. The following items shall be apportioned between Seller and Purchaser as of the date of Settlement:

            (1) Real estate taxes (including but not limited to Route 28 taxes) for the tax year in which Settlement is held (with such real estate taxes to be adjusted or prorated as of the date of the Settlement according to the certificate of taxes issued by the appropriate authorities of the County of Loudoun or other acceptable evidence); assessments for improvements, if any, completed prior to the date of Settlement hereunder, whether assessment therefor has been levied or not, shall also be adjusted or prorated as of the date of the Settlement based upon the normal assessment period without acceleration.

            (2) Utilities, if any, shall be read on the date of Settlement and the bills to such date shall be paid by Seller.

            (3) Rent of any kind or nature arising under any leases, occupancy agreements or licenses to use the Property, if any, where tenancies are accepted by Purchaser pursuant to Paragraphs 5 and 8 hereof, shall be prorated as of the date of Settlement.

            (4) Seller shall convey to Purchaser at Settlement, without adjustment, set-off or deduction, the full amount of all security deposits, if any, which have been placed by tenants under the terms of the lease(s), if any, accepted by Purchaser.


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        (C) SETTLEMENT CHARGES. Seller and Purchaser shall each pay fifty percent (50%) of the total of all applicable state and local grantor's taxes, state and local grantee's taxes and transfer fees. Seller shall also pay the costs for preparation of the Deeds, any certificate of taxes, any release fees and other costs and expenses arising from removal of Title Defects, its counsel's fees, and a fee for filing an information return with the United States Internal Revenue Service in accordance with applicable codes and regulations. Purchaser shall pay all other costs and expenses attendant to Settlement hereunder, including, without limitation, title insurance premiums, fees related to title examination and issuance of the binder and commitment, survey costs, costs and expenses of pre-development investigations, notary fees, and Purchaser's legal fees.

        (D) SELLER'S OBLIGATIONS. At Settlement hereunder, Seller shall deliver to Settlement Agent (i) two (2) deeds, in the respective forms attached hereto as Exhibit "B", duly executed and acknowledged by Seller, and naming Purchaser or Purchaser's designee(s) as the grantee(s) (the "Deeds"); (ii) two (2) bills of sale, in the respective forms attached hereto as Exhibit "C", duly executed by Seller, and naming Purchaser or Purchaser's designee(s) as the "Buyer"; (iii) an assignment of any lease(s) to the Property accepted by Purchaser, as herein otherwise provided for, containing a provision whereby Seller remains responsible for and indemnifies Purchaser against all obligations under the accepted lease(s) on and before the date of Settlement hereunder; (iv) an affidavit, in the form of Exhibit "E" hereto, and such documents or other evidence as may be reasonably required by the Settlement Agent, and dated as may be reasonably requested by Settlement Agent, reflecting (a) satisfaction of requirements as identified in Schedule B -- Section 1 of the title commitment described Exhibit "A" hereto, but only insofar with respect to Seller's authority to consummate Settlement hereunder or release of existing mortgage liens, and (b) removal or satisfaction of any Title Defects which are not permitted under Paragraph 4 hereof and for which Settlement Agent would otherwise take exception in any policy it issues Purchaser; (v) an affidavits in the form of Exhibit "F" hereto; (vi) an assignment, in the form attached hereto as Exhibit "G", duly executed by Seller, and naming Purchaser or Purchaser's designee(s) as the "Buyer"; (vii) a Virginia Form R-5, and a Virginia Form R-5P, properly completed for the scheduled Settlement by each of the entities constituting Seller; and (viii) an IRS Form 1099 properly completed for the scheduled Settlement by each of the entities constituting Seller.

            Title to the Property is to be conveyed in the name of the Purchaser (or, in the name of Purchaser's assignee pursuant to the operation of Paragraph 12(G) hereto).

        (E) PURCHASER'S OBLIGATIONS. At Settlement hereunder, Purchaser shall deliver the Purchase Price specified in Paragraph 2 hereof, in immediately available funds, for payment to Seller. In addition, Purchaser shall execute or have executed such documents as are required to be executed by Purchaser pursuant to the terms hereof, and shall provide such documents and shall sign such affidavits or other documents as reasonably required by the Settlement Agent related to conveyance of title to the Property in the condition required by this Agreement.


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        (F) SELLER'S DEFAULT. If Seller shall fail to perform its obligations hereunder to make full Settlement on the date of Settlement in accordance with the terms hereof, Settlement Agent or Seller, as the case may be, shall be required to return the Deposit to Purchaser, as set forth herein, and Purchaser may avail itself of any legal or equitable rights (including, without limitation, the right of specific performance) which Purchaser may have at law and/or in equity or under this Agreement, except that Purchaser may not claim any monetary damages to the extent the same total more than Four Hundred Thousand Dollars ($400,000.00).

        (G) PURCHASER'S DEFAULT. If Purchaser shall be obligated to proceed to Settlement under the provisions of this Agreement and shall fail to do so, the Settlement Agent is authorized and directed to pay the Deposit to Seller, or Seller may retain the Deposit, as the case may be, as liquidated damages, whereupon this Agreement shall terminate and the parties hereto shall be released from any further liability or obligation to each other, it being expressly understood that Seller's entitlement to the Deposit shall be the sole and exclusive right and remedy of Seller.

        (H) TENDER OF PERFORMANCE; SETTLEMENT. It shall be a good and sufficient tender of performance of the terms hereof if the responsible parties shall have deposited with the Settlement Agent evidentiary documentation and fully executed original of the Deeds and of the other documents required to be executed by the terms of this Agreement, and Purchaser shall have delivered to the Settlement Agent the Purchase Price in the form or forms provided for in this Agreement. "Settlement" shall have occurred upon recordation of the Deeds and disbursement of the entire amount of the Purchase Price and other amounts payable hereunder.

     8. POSSESSION - LEASES/MANAGEMENT AND OPERATING AGREEMENTS.

        (A) At Settlement, Seller shall deliver to Purchaser full and complete possession of the Property free and clear of all tenancies, whether by lease, sublease or otherwise, and free and clear of any and all rights to possession or occupancy thereof, except as such tenancies are specifically accepted in writing by Purchaser.

        (B) The Property shall be conveyed free and clear of any obligations to any person, firm, partnership or corporation in connection with the management thereof, or on account of any tenancy or occupancy of the Property on the date of Settlement, except as accepted in writing by Purchaser.

        (C) During the Study Period, Seller shall cooperate fully with Purchaser in obtaining acceptable estoppel, subordination, and non-disturbance agreements with all accepted tenants.

        (D) At any time following the date the Deposit becomes non-refundable to Purchaser (except for Seller's default), Purchaser may request the removal of any and all of Seller's broker's signs for the leasing/sale of the Property and the replacement thereof with Purchaser's broker's signs and, if Seller has the right to do so pursuant to Seller's brokerage

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agreements, Seller shall use reasonable efforts (excepting the institution of litigation or spending in excess of $25,000.00) to cause Seller's brokers to comply with such request.

     9. REPRESENTATIONS AND WARRANTIES OF SELLER. Each of the following representations and warranties is true and correct as of the date of this Agreement as hereinabove set forth and, but for changes beyond Seller's reasonable control and not caused by Seller's own gross negligence or fraud (it being understood and agreed that any such change must be objected to by Purchaser, if at all, at or before the scheduled Settlement date, in which event that change shall be treated in the same manner as a Title Defects not permitted under Paragraph 4 hereof), shall be true and correct on the date of Settlement:

        (A) NO MATERIAL OMISSIONS. To the best of Seller's knowledge, neither this Agreement nor any other certificate, statement, document or other information furnished, or to be furnished, to Purchaser, by or on behalf of Seller, pursuant to or in connection with the transaction contemplated by this Agreement, contains or will contain any misstatement of a material fact, or omits or will omit to state a material fact necessary in order to make the representations and warranties and other statements herein or therein contained not misleading, in the circumstances in which made.

        (B) TITLE. Seller is the owner of record and in fact of the Property. Seller has, or shall have as of Settlement, the right and authority to sell the Property hereunder without the agreement of any other person.

        (C) CLAIMS. All bills and claims for labor performed and materials furnished to or for the benefit of the Property during the period preceding the date of Settlement have been (or will prior to Settlement be) paid in full. There are no mechanics' liens (whether or not perfected) on or affecting the Property. To the best of Seller's knowledge, there is no litigation threatened or pending in any court of competent jurisdiction (i) regarding the Property in particular, or (ii) naming Seller or Legend Properties, Inc. as a party and affecting Seller's ability to perform its obligations hereunder.

        (D) AGREEMENTS. Subject to the provisions of Paragraph 4 hereof, the Property will be delivered free of any service or other continuing contractual obligations, except (i) such assignable agreements as Purchaser, in its discretion, elects to assume; and (ii) the obligations that may be imposed under or pursuant to special exceptions numbers SPEX 1998-0015, 1998-0016, and 1998-0017, as the same may be amended from time to time (collectively, the "Special Exceptions").

        (E) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. To the best of Seller's knowledge (i) Seller has complied with all applicable laws, ordinances and regulations of local, state and the Federal governments affecting the Property, and (ii) neither the Property nor Seller is in violation of any such law, ordinance or regulation.


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        (F) COMPLIANCE WITH EASEMENTS, RESTRICTIVE COVENANTS AND RIGHTS OF WAY.
To the best of Seller's knowledge, Seller has complied with the obligations and conditions of any easement, restrictive covenant and right-of-way binding the Property.

        (G) CONDEMNATION. Seller has not received any notice of, nor has any knowledge of, condemnation of eminent domain proceedings having been commenced against the Property or any part thereof. Seller has not entered into any agreement with any governmental or quasi-governmental authority relating to the Property, or any part thereof, except the Special Exceptions.

        (H) ZONING. The zoning classification of the Property in its entirety is Industrial Warehouse/Flex/Office, subject to the Special Exceptions.

        (J) RESIDENTIAL TENANTS. There are no residential tenants, subtenants or occupants of the Property. Seller has the right to convey the Property to Purchaser free of any right or claim of any residential tenant or any organization of tenants.

        (K) PROPERTY MAINTENANCE. From the date of this Agreement as hereinabove set forth to the date of Settlement, Seller will operate the Property in the customary manner, and will deliver the same at Settlement in the same good order and condition as now exists, reasonable wear and tear and changes beyond Seller's reasonable control excepted. (It is understood and agreed that, if any such change occurs and has a material adverse affect upon the value of the Property, then Purchaser may terminate this Agreement, whereupon Purchaser shall be entitled to the return of the Deposit and neither party shall have any further liability to the other hereunder.)

        (L) LICENSES AND PERMITS. To the best of Seller's knowledge, all licenses and permits necessary or required by law for the use and operation of the Property are currently valid and in effect and proper certificates of occupancy have been issued by the appropriate governmental authorities with regard to the Property.

        (M) INSURANCE POLICIES. There is in existence liability coverage insurance on the Property, insuring the interests of the Seller. Such policies of insurance shall remain in effect until recordation of the Deeds.

        (N) NON-FOREIGN SELLER. For the purposes of Sections 1445 and 7701 of the Internal Revenue Code of 1986, Seller is not a foreign person.

        (O) HAZARDOUS MATERIALS. To the best of Seller's knowledge, no Hazardous Materials are located on, under, or about, the Property. To the best of Seller's knowledge, the Property does not contain, and has not contained, any underground tanks for the storage or disposal of Hazardous Materials. Further, to the best of Seller's knowledge (i) Hazardous Materials have not previously been used, stored, manufactured or released at the Property; (ii) no complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions, and Hazardous Materials, if any, or any other environmental, health, or safety matters affecting the Property, or any portion thereof, from any person, government or entity, has been issued to Seller; (iii) Seller has complied with all applicable Environmental Laws affecting the Property; (iv) there are no conditions or circumstances at the Property that pose a risk to the environment or to the health and safety of persons; (v) Seller has provided to Purchaser, or otherwise made available to Purchaser, any environmental information concerning the Property that Seller possesses; and (vi) Seller has not, and has no knowledge of any other person who has, caused any release or threatened release at the Property of any Hazardous Material, and the Property is not affected by any release or threatened release of a Hazardous Material originating on or emanating from any other property. None of the foregoing representations and warranties applies to anything disclosed by any of the following, copies of which have been or will be delivered to Purchaser: (i) Phase I - Environmental Site Assessment for Ashburn Business Park, dated February 16, 1998, by GMTI; (ii) Phase I - Environmental Site Assessment for Loudoun Station Lots 1 through 5, dated February 16, 1998, by GMTI; (iii) Preliminary Geotechnical Investigation for Ashburn Business Park, dated February 16, 1998, by GMTI; (iv) Preliminary Geotechnical Investigation for Loudoun Station for Lots 1 through 5, dated February 16, 1998, by GMTI; (v) letter, dated March 31, 1998, by GMTI,, updating its February 16, 1998 geotechnical report for Ashburn Business Park; (vi) Report of Subsurface Investigation for Proposed Roadway System for Ashburn Business Park, dated October 15, 1998; or
(vii) the environmental update reports described in Exhibit "D" hereto.

            As used herein, "Hazardous Material(s)" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as "hazardous' or "toxic" pursuant to any Environmental Law. "Environmental Law" as used herein shall mean any generally published treaty, statute, law, regulation, ordinance, injunction, judgment, order, consent decree, or other requirement of any of federal, state, regional, county, or local person or body having governmental or quasi-governmental authority, pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986,42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f ) et seq., any similar, implementing or successor law, any amendment, rule, regulation, or generally published order or directive issued thereunder.

        (P) SUBDIVISION. To the best of Seller's knowledge (i) the Property has been subdivided in accordance with the applicable ordinances and regulations of the Commonwealth of Virginia, and (ii) the Property described in Exhibit "A" hereto consists of twenty-one (21) subdivided lots and accompanying storm-water areas, other infrastructure and related areas.

    10. RISK OF LOSS. The risk of loss or damage to the Property by fire or other casualty until recordation of the Deeds is not assumed by either party, but is subject to the other provisions hereof.

    11. CONDEMNATION. Notwithstanding the foregoing, in the event that condemnation or eminent domain proceedings (or private purchase in lieu thereof) shall be commenced by any public or quasi-public authority having jurisdiction against all or any part of the Property, then Seller shall promptly notify Purchaser. Purchaser may, at its option, by giving written notice to Seller within thirty (30) days after receipt of notice from Seller of such condemnation proceedings, but in any event prior to the scheduled Settlement date, terminate this Agreement. In such event, Purchaser shall be entitled to the return of the Deposit, and thereafter neither Purchaser nor Seller shall have any liability to the other hereunder.

        If Seller receives any condemnation award prior to Settlement for any portion of the Property, Seller may retain that amount and the Purchase Price hereunder shall be reduced by the net amount so received (i.e. after deducting the costs of collection, including attorneys' fees). However, if those net proceeds exceeds the Purchase Price, then, at Settlement, Seller shall deliver the excess to Purchaser.

        In the event that Purchaser elects not to terminate this Agreement, Seller shall not adjust or settle any condemnation awards whatsoever without the prior written approval of Purchaser; further, Purchaser and its counsel shall have the right (including prior to the date of Settlement) to participate in all negotiations relating to any such condemnation awards, and in the event that any litigation arises as a result of any such condemnation, as the case may be, Purchaser may participate in and direct the course of any such litigation, at Purchaser's expense.

    12. OTHER PROVISIONS.

        (A) BROKERS/BROKERAGE COMMISSION. Seller and Purchaser each represent and warrant to the other that, except as set forth in the sentences immediately following, it (i.e. the party making the representation and warranty) has not authorized any broker, agent or finder to act on its behalf nor does it have any knowledge of any broker, agent or finder purporting to act on its behalf in respect of this transaction. Seller hereby represents to Purchaser that Seller has dealt with Julien J. Studley, Inc. in this transaction. Purchaser hereby represents to Seller that Purchaser has dealt with only Millennium Realty Advisors and OA Partners in this transaction. The parties hereby agree to pay the brokers at Settlement as follows pursuant to certain outside agreements: Seller shall pay Julian J. Studley, Inc. and Millennium Realty Advisors, each, one and one half percent (1 1/2%) of the Purchase Price. Buyer shall pay OA Partners any and all amounts due OA Partners in connection with this Agreement or Settlement. At Settlement, Purchaser shall deliver a release from OA Partners with respect to any brokerage commissions or other amounts claimed by AO Partners in connection with this Agreement or Settlement.

        (B) EFFECTIVE DATE. This Agreement shall be effective as of the last date upon which the parties hereto, excluding the Escrow Agent, have executed this Agreement, as demonstrated by the date beside the signatures on the signature pages hereof (the "Effective Date"), regardless of when signed copies of this Agreement are delivered. The parties hereto shall fax signature pages to each other as soon as possible.

        (C) NOTICES. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by Federal Express for next business morning delivery, or by registered or certified mail, return receipt requested, and first class postage prepaid, as follows:

                    To Seller: c/o Legend Properties, Inc.
                               2121 Grand Harbor Boulevard
                               Vero Beach, FL 32967
                               Attn: Charles D. Ellison, Jr.

                        with a copy to

                               Wilkes, Artis, Hedrick & Lane, Chartered
                               1666 K Street, N.W., Suite 1100
                               Washington, D.C.  20006-2897
                               Attn:  Kenneth L. Samuelson, Esq.

                    and

                    To Purchaser: c/o Du Pont Fabros Development LLC
                               1707 H Street, N.W., Suite 600
                               Washington, D.C. 20006
                               Attn: Lammot du Pont or Hossein Fateh

                        with a copy to

                               Andrews & Kurth
                               1701 Pennsylvania Avenue, N.W., Suite 300
                               Washington, D.C.  20006
                               Attn:  Dorothea W. Dickerman, Esq.

or to such other address as either party may furnish to the other by notice. Notice shall be deemed effective when received.

        (D) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

        (E) SETTLEMENT AGENT. Purchaser and Seller agree that Settlement Agent assumes no responsibility for the performance of this Agreement by the parties hereto, and shall only be liable for the application of the Deposit and the Release, recordation of documents, and disbursement of Settlement proceeds in accordance with the terms hereof.

        (F) HEADINGS. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

        (G) ASSIGNMENT. This Agreement shall be freely assignable by Purchaser to an entity or persons related to Purchaser, but may not be assigned by Seller. However, no such assignment shall relieve Purchaser of any of its obligations hereunder.

        (H) COUNTERPART COPIES. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

        (I) SURVIVAL OF PROVISIONS. The provisions of this Agreement and the representations and warranties herein shall survive Settlement hereunder and the execution and delivery of the Deeds, and shall not be merged therein. However, the representations and warranties of Seller shall survive for a period of only one (1) year from the Settlement date; any claims for any breach of such representations and warranties shall be barred unless asserted in a bill of complaint filed with a court of competent jurisdiction within that period.

        (J) BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, heirs, executors, administrators, successors and assigns.

        (K) ENTIRE AGREEMENT. This Agreement and any Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property, and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller, and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

        (L) TIME OF THE ESSENCE. Time is of the essence. Each and every provision of this Agreement shall be construed in accordance with the principle that time is of the essence.

        (M) SELLER'S KNOWLEDGE. The terms "to Seller's knowledge" and "to the best of Seller's knowledge" and similar terms, as used in this Agreement, mean only the actual knowledge of Peter Henn, Charles D. Ellison, Jr. and Robert Cavoto and such information as is in the files of Seller or Legend Properties, Inc. Seller represents and warrants that those three (3) individuals are the only present employees of Legend Properties, Inc. or of Seller and that those three (3) individuals have made a diligent search of those files and have found nothing therein inconsistent with the representations and warranties made by Seller in this Agreement. However, without limiting the foregoing, those terms shall not include any constructive knowledge based upon the contents of any law or public record or any information Seller could gain from the former employees of Seller, Legend Properties, Inc. or any affiliate thereof..

        (N) CONTINUING LIABILITY. Notwithstanding any provision of this Agreement to the contrary, no termination or cancellation of this Agreement, cessation of liability or obligations under the terms hereof, Settlement or release shall relieve either of the parties hereto from its respective obligations under Paragraph 3 or 12(A) hereof with respect to any access or activities that shall have theretofore occurred.

        (O) BUSINESS DAYS; BUSINESS HOURS. "Business Days" are any day that the offices of the United States Government, the Government of the Commonwealth of Virginia, or the Government of Loudoun County, Virginia are generally open to the public for business. "Business Hours" are the time period from 9:00 a.m. to 5:00 p.m. on Business Days.

        (P) NO RECORDATION. Neither party may, directly or indirectly, record or file a copy or memorandum of this Agreement among any Land Records or other public records.

                         [Signature page(s) follow(s).]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement under seal as of the day and year first set forth above.

                                   SELLER:

Witness/attest:                ASHBURN CORPORATE CENTER, LC

                                   By:  Legend Properties, Inc.


          [SIG]                    By:       /s/ PETER J. HENN           (Seal)
-----------------------------             -------------------------------


                                                 PETER J. HENN      (print name)
                                          --------------------------


Dated:   June 28, 1999                    Title:  PRESIDENT / CEO
      -----------------------                    -------------------------------


Witness/attest:                ASHBURN FRONT FIVE, LLC

                                   By:  Legend Properties, Inc.


          [SIG]                    By:       /s/ PETER J. HENN            (Seal)
-----------------------------             --------------------------------


                                                 PETER J. HENN      (print name)
                                          --------------------------


Dated:   June 28, 1999                    Title:  PRESIDENT / CEO
      -----------------------                    -------------------------------


                            [Signature page follows]

                                   PURCHASER:

Witness/attest:                DU PONT FABROS DEVELOPMENT, LLC


          [SIG]                    By:  /s/ LAMMOT J. DU PONT
-----------------------------           --------------------------------------
                                        Lammot J. du Pont, Member
Dated:   July 29, 1999
      -----------------------


          [SIG]                    By:  /s/ HOSSEIN FATEH
-----------------------------           --------------------------------------
                                        Hossein Fateh, Member
Dated:   July 29, 1999
      -----------------------

                               Acknowledgment and Acceptance of Settlement Agent Responsibilities

                               SETTLEMENT AGENT

Dated:  _______________, 1999  Commercial Title Group, Ltd.


                               By:  __________________________

                                    Name: _____________________(print)

                                    Title: _______________________

                                   Exhibit "A"

                        Title Commitment and ALTA Surveys

1. Commitment No. LO992579C-Revision #2, having an Effective Date of May 11, 1999 and issued by Commonwealth Land Title Insurance Company

2. ALTA/ACSM Land Title Survey of the Lands of Ashburn Corporate Center, LC, a/k/a "Ashburn Business Park" "Phase I" and "Phase II" (In Their
Entirety - Excepting Lot 1), prepared by Huntley, Nyce & Associates, Ltd. and dated March 3, 1998, as revised May 4, 1999, June 7, 1999, and June 24, 1999.

3. ALTA/ACSM Land Title Survey of the Lands of Ashburn Front Five, LLC, a/k/a "Loudoun Station Limited Partnership Subdivision", Lots 1 through 5 (inclusive), prepared by Huntley, Nyce & Associates, Ltd. and dated April 10, 1998, as revised April 29, 1998, April 28, 1999, June 7, 1999, and June 24,
1999.

                                   Exhibit "B"

                                Form of the Deeds

PREPARED OUTSIDE THE COMMONWEALTH BY:
Wilkes Artis Hedrick & Lane, Chartered
1666 K Street, N.W., Suite 1100
Washington, D.C. 20006-2897
Kenneth L. Samuelson, Esquire

AFTER RECORDING RETURN ORIGINAL TO:
Barbara Blitz
Commonwealth Title Group, Ltd
8605 Westwood Center Drive
Suite 401
Vienna, VA  22182

GRANTEE'S ADDRESS:        c/o Dorothea W. Dickerman, Esq.
                          Andrews & Kurth
                          1701 Pennsylvania Ave., N.W.
                          Suite 300
                          Washington, D.C.  20006

TAX MAP NO. 79-3P1-2 THRU 7, 15-17 AND SW
TAX MAP NO. 79-3P2-8 THRU 14


CONSIDERATION:  _________________


         THIS DEED is made as of ________________, 1999, by and between ASHBURN CORPORATE CENTER, LC, a Virginia limited liability company as Grantor; and CATAPULT VENTURES LLC, a Delaware limited liability company as Grantee.

                              W I T N E S S E T H :

         That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor does hereby grant and convey, with Special Warranty, unto the Grantee the following described property located in the County/City of Loudoun, Virginia (the "Property"): See Exhibit No. 1 attached hereto.

         This conveyance is made subject to all matters of record.

         IN WITNESS WHEREOF, Grantor has caused this Deed to be executed by its duly authorized representative as of the date set forth above.

                                          GRANTOR:

Witness/attest:                ASHBURN CORPORATE CENTER, LC,
                                   a Virginia limited liability company

                                   By:  Legend Properties, Inc.


                                   By:     _____________________________ (Seal)
_____________________________

                                           ________________________ (print name)

                                           Title:  _______________________


STATE OF ____________________
COUNTY OF__________________

The foregoing instrument was duly acknowledged before me this ___ day of ______, _____ by_____________________, as the _____________________ of Legend
Properties, Inc., as the Managing Member of, and on behalf of, Ashburn Corporate Center, LC, a Virginia limited liability company.

                                                  _____________________________
                                                                   Notary Public
[Notarial Seal]

My Commission Expires: _________________

                                  Exhibit No. 1

                                    Parcel 1:

Lots No. TWO (2) through SEVEN (7), inclusive, and Lots FIFTEEN (15) through SEVENTEEN (17), inclusive, Phase I, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

                                    Parcel 2:

Lots EIGHT (8) through FOURTEEN (14), inclusive, Phase II, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1066 at Page 187, among the land records of Loudoun County, Virginia;

                                    Parcel 3:

Parcel designated as "STORM WATER MANAGEMENT AREA" containing 2.6530 acres, more or less, as shown on Record and Easement Plat for Phase I, ASHBURN BUSINESS PARK, attached to a Deed of Dedication, Subdivision and Easement recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

and being the property conveyed to Grantor by a deed dated March 5, 1998 and recorded in Deed Book 1557 at Page 1510 among the Land Records of Loudoun County, Virginia.

PREPARED OUTSIDE THE COMMONWEALTH BY:
Wilkes Artis Hedrick & Lane, Chartered
1666 K Street, N.W., Suite 1100
Washington, D.C.  20006-2897
Kenneth L. Samuelson, Esquire


AFTER RECORDING RETURN ORIGINAL TO:
Barbara Blitz
Commonwealth Title Group, Ltd
8605 Westwood Center Drive
Suite 401
Vienna, VA  22182

GRANTEE'S ADDRESS:    c/o Dorothea W. Dickerman, Esq.
                      Andrews & Kurth
                      1701 Pennsylvania Ave., N.W.
                      Suite 300
                      Washington, D.C.  20006

TAX MAP NO. 79, ((4)) LOTS 1, 2, 3, 4 AND 5


CONSIDERATION:  _______________________


THIS DEED is made as of ________________, 1999, by and between ASHBURN FRONT FIVE, LLC, a Virginia Limited liability company as Grantor; and CATAPULT VENTURES, LLC, a Delaware limited liability company as Grantee.

                              W I T N E S S E T H :

           That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor does hereby grant and convey, with Special Warranty, unto the Grantee the following described property located in the County/City of Loudoun, Virginia (the "Property"): See Exhibit No. 1 attached hereto.

           This conveyance is made subject to all matters of record.

         IN WITNESS WHEREOF, Grantor has caused this Deed to be executed by its duly authorized representative as of the date set forth above.

                                          GRANTOR:

Witness/attest:                ASHBURN FRONT FIVE, LLC
                                   a Virginia limited liability company

                                   By:  Legend Properties, Inc.


____________________________       By:     _____________________________ (Seal)

                                           ________________________ (print name)

                                           Title:  _______________________


STATE OF ____________________
COUNTY OF__________________

The foregoing instrument was duly acknowledged before me this ____ day of ______ by _____________________, as the _____________________ of Legend Properties,
Inc., as the Managing Member of, and on behalf of, Ashburn Front Five, LLC, a Virginia limited liability company.

                                                   _____________________________
                                                                   Notary Public
[Notarial Seal]

My Commission Expires: _________________

                                  Exhibit No. 1

Lots 1, 2, 3, 4 and 5, Subdivision of the Property of Loudoun Station Limited Partnership, as the same appears duly dedicated, platted and recorded in Deed Book 1104 at Page 1539, among the land records of Loudoun County, Virginia, and being the property conveyed to Grantor by a deed dated April 15, 1999 and recorded in Deed Book 1670 at Page 1282 among the Land Records of Loudoun County, Virginia.

                                   Exhibit "C"

                            Form of the Bills of Sale

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

         That Ashburn Corporate Center, LC ("Seller"), for and in consideration of the sum of Ten and no/100ths Dollars ($10.00), lawful money of the United States of America, to it in hand paid by _______________________________________
("Buyer"), the receipt whereof is hereby acknowledged, do by these presents grant, bargain, sell and convey unto Buyer, Buyer's successors, administrators and assigns, all of Seller's right, title and interest (if any) in and to the personal property located within and upon real property described in Exhibit No. 1 (Tract II) hereto, as more particularly described as follows: any and all fences, materials located on site, but not yet incorporated, and rights that Seller has in the name "Ashburn" and any other names incorporating the name "Ashburn," other than the names of the Seller.

         TO HAVE AND TO HOLD the same to Buyer, and Buyer's successors, administrators and assigns forever.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed, and delivered to Buyer, on its behalf by _____________________ as the ____________________ of Legend Properties, its managing member, as of the ____ day of _________________, 1999.

                                          SELLER:

Witness/attest:                ASHBURN CORPORATE CENTER, LC

                                   By:  Legend Properties, Inc.


___________________________        By:     _____________________________ (Seal)

                                           ________________________ (print name)

                                           Title:  _______________________

                            Exhibit No. 1 (Tract II)


TRACT II

                                    Parcel 1:

Lots No. TWO (2) through SEVEN (7), inclusive, and Lots FIFTEEN (15) through SEVENTEEN (17), inclusive, Phase I, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

                                    Parcel 2:

Lots EIGHT (8) through FOURTEEN (14), inclusive, Phase II, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1066 at Page 187, among the land records of Loudoun County, Virginia;

                                    Parcel 3:

Parcel designated as "STORM WATER MANAGEMENT AREA" containing 2.6530 acres, more or less, as shown on Record and Easement Plat for Phase I, ASHBURN BUSINESS PARK, attached to a Deed of Dedication, Subdivision and Easement recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

and being the property conveyed to Grantor by a deed dated March 5, 1998 and recorded in Deed Book 1557 at Page 1510 among the Land Records of Loudoun County, Virginia.

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

         That Ashburn Front Five, LLC ("Seller"), for and in consideration of the sum of Ten and no/100ths Dollars ($10.00), lawful money of the United States of America, to it in hand paid by ________________________________________
("Buyer"), the receipt whereof is hereby acknowledged, do by these presents grant, bargain, sell and convey unto Buyer, Buyer's successors, administrators and assigns, all of Seller's right, title and interest (if any) in and to the personal property located within and upon real property described in Exhibit No. 1 (Tract 1) hereto, as more particularly described as follows: any and all fences, materials located on site, but not yet incorporated, and rights that Seller has in the name "Ashburn" and any other names incorporating the name "Ashburn," other than the names of the Seller.

         TO HAVE AND TO HOLD the same to Buyer, and Buyer's successors, administrators and assigns forever.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed, and delivered to Buyer, on its behalf by _____________________ as the ____________________ of Legend Properties, its managing member, as of the ____ day of _________________, 1999.

                                          SELLER:

Witness/attest:                ASHBURN FRONT FIVE, LLC

                                   By:  Legend Properties, Inc.


_____________________________      By:     ______________________________ (Seal)


                                           ________________________ (print name)


                                           Title:  ____________________________

                             Exhibit No. 1 (Tract I)

TRACT I

Lots 1, 2, 3, 4 and 5, Subdivision of the Property of Loudoun Station Limited Partnership, as the same appears duly dedicated, platted and recorded in Deed Book 1104 at Page 1539, among the land records of Loudoun County, Virginia, and being the property conveyed to Grantor by a deed dated April 15, 1999 and recorded in Deed Book 1670 at Page 1282 among the Land Records of Loudoun County, Virginia.

                                   Exhibit "D"

                              Environmental Update

1. Phase I Environmental Site Assessment for Ashburn Business Park, dated May 5, 1999 and prepared by Professional Service Industries, Inc., as modified by letter and substitute page dated June 24, 1999 by Professional Service Industries, Inc.

2. Phase I Environmental Site Assessment for Loudoun Station - Lots 1 - 5, dated May 5, 1999 and prepared by Professional Service Industries, Inc., as modified by letter and substitute page dated June 24, 1999 by Professional Service Industries, Inc.

                         Form of Owner's Affidavit as to
                         Mechanic's Liens and Possession

TO:        Title Guaranty Company

CASE NO.:  ____________________

COMMONWEALTH OF VIRGINIA,
COUNTY OF FAIRFAX, to wit:

         THIS DAY personally appeared before me, the undersigned Notary Public in and for the jurisdiction aforesaid, Ashburn Corporate Center, LC and Ashburn Front Five, LLC (collectively, the "Owner"), who, after being first dully sworn, declared and said as follows:

         1. That the Owner is, and has been for at least 122 days prior to the date hereof, the owner of the real property described on Exhibit No. 1 hereto (the "Property"); except that the said Ashburn Front Five, LLC has owned its portion of the Property only since April 20, 1999;

         2. That there has been no work performed, services rendered, or materials furnished in connection with repairs, improvements, development, construction, removal, alterations, demolition, or similar activities with respect to the Property for at least 122 days prior to the date hereof for which payment has not been made in full; except possibly prior to April 20, 1999 with respect to the portion of the Property owned by Ashburn Front Five, LLC;

         3. That there are no outstanding claims, or persons entitled to any claim or right to a claim, for a mechanic's or materialman's lien known to, or created by or for, the Owner against the Property; and

         4. That, to the best of Owner's actual knowledge (a) there are no outstanding leases or agreements, written or oral, recorded or unrecorded, with respect to the Property; and (b) there is no person or entity, other than the Owner, in or entitled to possession of the Property.

         This Affidavit is made for the purpose of inducing the title insurer to which this Affidavit is addressed to insure title to the Property without exception to (i) claims of mechanics, materialmen, laborers or others entitled to claim a lien for work, services or materials furnished, or (ii) rights of parties in possession.


                            [Signature page follows.]

         IN WITNESS WHEREOF, the owner has executed this Affidavit as of the __ day of ____________ 1999.

Attest:                        ASHBURN CORPORATE CENTER, LC

                                   By:  Legend Properties, Inc.


_____________________________      By:     ______________________________ (Seal)


                                           ________________________ (print name)


                                           Title:  _______________________

Dated: ______________________


Attest:                        ASHBURN FRONT FIVE, LLC

                                   By:  Legend Properties, Inc.


_____________________________      By:     _____________________________ (Seal)


                                           ________________________ (print name)


                                           Title:  _______________________

Dated: ______________________

                                  Exhibit No. 1

TRACT I

Lots 1, 2, 3, 4 and 5, Subdivision of the Property of Loudoun Station Limited Partnership, as the same appears duly dedicated, platted and recorded in Deed Book 1104 at Page 1539, among the land records of Loudoun County, Virginia, and being the property conveyed to Grantor by a deed dated April 15, 1999 and recorded in Deed Book 1670 at Page 1282 among the Land Records of Loudoun County, Virginia.


TRACT II

                                    Parcel 1:

Lots No. TWO (2) through SEVEN (7), inclusive, and Lots FIFTEEN (15) through SEVENTEEN (17), inclusive, Phase I, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

                                    Parcel 2:

Lots EIGHT (8) through FOURTEEN (14), inclusive, Phase II, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1066 at Page 187, among the land records of Loudoun County, Virginia;

                                    Parcel 3:

Parcel designated as "STORM WATER MANAGEMENT AREA" containing 2.6530 acres, more or less, as shown on Record and Easement Plat for Phase I, ASHBURN BUSINESS PARK, attached to a Deed of Dedication, Subdivision and Easement recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

and being the property conveyed to Grantor by a deed dated March 5, 1998 and recorded in Deed Book 1557 at Page 1510 among the Land Records of Loudoun County, Virginia.

                                   Exhibit "F"

                            Form of FIRPTA Affidavits

                                FIRPTA AFFIDAVIT

         Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor is a foreign person. To inform_______________________________________
_______________________________________  ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by ASHBURN CORPORATE CENTER, LC, a Virginia limited liability company ("Transferor"), the undersigned hereby certify the following:

         1. Neither of the entities comprising Transferor is a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

         2. Transferor's U.S. employer tax identification number:
            Ashburn Corporate Center, LC is: 54-1886718; and

         3. Transferor's office address is: Legend Properties, Inc.,
                                             c/o Harbor Title & Escrow Co., Ltd
                                             3755 Seventh Terrace, Suite 301
                                             Vero Beach, Florida 32960

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         The undersigned officer of Transferor declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Transferor.

         Dated as of _____________, 1999

                               ASHBURN CORPORATE CENTER, LC,
                               a Virginia limited liability company
                               By:  Legend Properties, Inc.,
                               managing member

                                   By:  _________________________________

                                   Name:  __________________________ (print)

                                   Title:     _______________________________

                                FIRPTA AFFIDAVIT

         Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor is a foreign person. To inform_______________________________________
_______________________________________  ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by ASHBURN FRONT FIVE, LLC, a Virginia limited liability company ("Transferor"), the undersigned hereby certify the following:

         1. Neither of the entities comprising Transferor is a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

         2. Transferor's U.S. employer tax identification number:
            Ashburn Front Five LLC is: 54-19944622; and

         3. Transferor's office address is: Legend Properties, Inc.,
                                             c/o Harbor Title & Escrow Co., Ltd
                                             3755 Seventh Terrace, Suite 301
                                             Vero Beach, Florida 32960

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         The undersigned officer of Transferor declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Transferor.

         Dated as of _____________, 1999

                               ASHBURN FRONT FIVE, LLC,
                               a Virginia limited liability company
                               By: Legend Properties, Inc.,
                                     managing member

                                   By: _______________________________

                                   Name: ________________________ (print)

                                   Title:   _____________________________

                                   Exhibit "F"

                               Form of the Release

                                     RELEASE

         This Release is made by Du Pont Fabros Development LLC, a ____________ limited liability company ("Releasor"), in favor of Ashburn Corporate Center, LC, a Virginia limited liability company, and Ashburn Front Five, LLC, a Virginia limited liability company (collectively, "Releasee").

         WHEREAS, Releasor and Releasee are, simultaneously herewith, entering into a Real Estate Purchase Agreement (the "Agreement") with respect to certain real estate, containing approximately 115 acres, located in Loudoun County, Virginia, and more particularly described in Exhibit No. 1 hereto (the "Property").

         WHEREAS, the Agreement requires Releasor to deliver this Release to the "Escrow Agent" named in the Agreement, and requires the Escrow Agent to deliver this Release to Releasee under certain circumstances.

         NOW, THEREFORE, in order to induce the Releasee to enter into the Agreement simultaneously herewith, and in consideration of the Releasee's doing so, Releasor, intending to be legally bound hereby, hereby covenants and agrees as follows:

               1. If Releasee obtains possession of this Release (the original, not a copy), such possession shall be irrevocable proof that Releasor has no legal interest in the Property and no claim or right to acquire such an interest. All persons and entities interested in buying or leasing the Property may rely upon the aforementioned proof without inquiry.

               2. This Release is not revocable and cannot be amended or terminated.

               3. The foregoing notwithstanding, in the event Releasee shall have transferred title to the Property to a third party prior to the end of the "Study Period", as the same is defined in the Agreement, this Release shall be null and void.

Witness:                                  DU PONT FABROS DEVELOPMENT, LLC



_____________________                     By:  _______________________________
                                               Lammot J. du Pont, Member

Dated: ______________, 1999


_____________________                     By:  _______________________________
                                               Hossein Fateh, Member

Dated: ______________, 1999

State of ____________
                      to wit
County of ___________

         I hereby certify that, on this _____ day of ______________, 1999, before the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared Lammot J. du Pont and Hossein Fateh, and, being personally well known to me (or satisfactorily proven to be) the persons who signed the foregoing Release, acknowledged and gave oath, in due form of law, that they are the sole members of Du Pont Fabros Development, LLC, a ___________ limited liability company, a grantor of that Release, and that they executed that Release on behalf of, and as the act and deed of, said limited liability company.

           Witness my hand and notarial seal.

                                             ___________________________________
                                             Notary Public

My Commission expires:  _____________

[Affix notarial seal]

                                  Exhibit No. 1

TRACT I

Lots 1, 2, 3, 4 and 5, Subdivision of the Property of Loudoun Station Limited Partnership, as the same appears duly dedicated, platted and recorded in Deed Book 1104 at Page 1539, among the land records of Loudoun County, Virginia, and being the property conveyed to Grantor by a deed dated April 15, 1999 and recorded in Deed Book 1670 at Page 1282 among the Land Records of Loudoun County, Virginia.


TRACT II

                                    Parcel 1:

Lots No. TWO (2) through SEVEN (7), inclusive, and Lots FIFTEEN (15) through SEVENTEEN (17), inclusive, Phase I, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

                                    Parcel 2:

Lots EIGHT (8) through FOURTEEN (14), inclusive, Phase II, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1066 at Page 187, among the land records of Loudoun County, Virginia;

                                    Parcel 3:

Parcel designated as "STORM WATER MANAGEMENT AREA" containing 2.6530 acres, more or less, as shown on Record and Easement Plat for Phase I, ASHBURN BUSINESS PARK, attached to a Deed of Dedication, Subdivision and Easement recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

and being the property conveyed to Grantor by a deed dated March 5, 1998 and recorded in Deed Book 1557 at Page 1510 among the Land Records of Loudoun County, Virginia.

                                   Exhibit "G"

                               Form of Assignment

                                   ASSIGNMENT

         As of the _____ day of _____________, 1999, Ashburn Corporate Center, LC, a Virginia limited liability company, and Ashburn Front Five, LLC, a Virginia limited liability company (collectively, "Assignors") hereby assign, convey and transfer unto ______________________________________________________, a ___________ ___________ ("Assignee"), the following to the extent the same are in Assignor's possession or control and are assignable: each of the agreements listed on Exhibit No. 2 hereto, all governmental licenses, permits, authorizations, consents, certificates and approvals that have been granted by all governmental authorities having jurisdiction over the Property; Assignor's rights to all fees, escrow and/or security funds, deposits and other sums heretofore paid to any governmental authority or public or private utility in connection with the Property; all plans and specifications, feasibility reports, traffic studies, environmental impact statements and similar reports and studies for the Property, and all physical test reports with respect to the Property.

         An original or a copy of the items so assigned is attached hereto.

         The "Property" means the following land and other items collectively:
The property known as "Ashburn Corporate Center", located in the County of Loudoun, Commonwealth of Virginia, containing approximately one hundred eighteen
(118) acres of land in the aggregate, consisting of sixteen (16) lots (and a storm water management area) on the parcel formerly known as "Ashburn Business Park" and five (5) lots on the parcel formerly known as "Loudoun Station", all as more fully described on Exhibit No. 1 hereto, and any and all improvements, easements, rights of way, licenses, interests, rights and appurtenances of any kind situate on or relating to said land (or any portion thereof) including, without limitation, any and all right, title and interest of Assignor in and to any air, zoning and development rights.

         Assignor specially warrants its title to the matters assigned hereby, and shall execute and deliver such further assurances with respect hereto as may be requisite.


                         [Signature page(s) follows(s).]

         IN WITNESS WHEREOF, Assignors have caused this Assignment to be executed by their duly authorized representative as of the date set forth above.

                               Assignors:

                               ASHBURN CORPORATE CENTER, LC,
                               a Virginia limited liability company
                               By: Legend Properties, Inc.,
                                   managing member

                                   By:  _________________________
                                   Name: Peter J. Henn
                                   Title:    President


                               ASHBURN FRONT FIVE, LLC,
                               a Virginia limited liability company
                               By: Legend Properties, Inc.,
                                   managing member

                                   By:  _________________________
                                   Name: Peter J. Henn
                                   Title:    President


STATE OF __________________

COUNTY OF__________________

         The foregoing instrument was duly acknowledged before me this day of _________________ , 1999, by Peter J. Henn, President of Legend Properties, Inc., as the Managing Member of, and on behalf of, Ashburn Corporate Center, LC, a Virginia limited liability company and Ashburn Front Five, LLC, a Virginia limited liability company.



                                                   _____________________________
                                                                   Notary Public

My Commission Expires: _________________

[Notarial Seal]

                                  Exhibit No. 1

TRACT I

Lots 1, 2, 3, 4 and 5, Subdivision of the Property of Loudoun Station Limited Partnership, as the same appears duly dedicated, platted and recorded in Deed Book 1104 at Page 1539, among the land records of Loudoun County, Virginia, and being the property conveyed to Grantor by a deed dated April 15, 1999 and recorded in Deed Book 1670 at Page 1282 among the Land Records of Loudoun County, Virginia.


TRACT II

                                    Parcel 1:

Lots No. TWO (2) through SEVEN (7), inclusive, and Lots FIFTEEN (15) through SEVENTEEN (17), inclusive, Phase I, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

                                    Parcel 2:

Lots EIGHT (8) through FOURTEEN (14), inclusive, Phase II, ASHBURN BUSINESS PARK, as the same appears duly dedicated, platted and recorded in Deed Book 1066 at Page 187, among the land records of Loudoun County, Virginia;

                                    Parcel 3:

Parcel designated as "STORM WATER MANAGEMENT AREA" containing 2.6530 acres, more or less, as shown on Record and Easement Plat for Phase I, ASHBURN BUSINESS PARK, attached to a Deed of Dedication, Subdivision and Easement recorded in Deed Book 1063 at Page 176, among the land records of Loudoun County, Virginia;

and being the property conveyed to Grantor by a deed dated March 5, 1998 and recorded in Deed Book 1557 at Page 1510 among the Land Records of Loudoun County, Virginia.

                                  Exhibit No. 2

1. Permit No. 1 (Project ID Nos. 88-0010 and 88-0011) from the Loudoun County Sanitation Authority

2. "Onsite" Water and Sewer Agreement, dated March 6, 1998, between Loudoun County Sanitation Authority and Ashburn Corporate Center, LC (relating to Phase I)

3. "Onsite" Water and Sewer Agreement, dated March 6, 1998, between Loudoun County Sanitation Authority and Ashburn Corporate Center, LC (relating to Phase II)

4. Substitute State Maintained Roads Agreement - New Owner, dated March 6, 1998, between the Loudoun County Board of Supervisors and Ashburn Corporate Center, LC (relating to Phase 1B)

5. Substitute State Maintained Roads Agreement - New Owner, dated March 6, 1998, between the Loudoun County Board of Supervisors and Ashburn Corporate Center, LC (relating to Phase 2)

6. Application for Grading Permits, dated March 6, 1998, by Ashburn Corporate Center, LC to the Department of Building & Development of Loudoun County (relating to Phase I)

7. Application for Grading Permits, dated March 6, 1998, by Ashburn Corporate Center, LC to the Department of Building & Development of Loudoun County (relating to Phase II)

8. Temporary Use and Occupancy Agreement, dated March 6, 1998, between Ashburn Corporate Center, LC and the Board of Supervisors of Loudoun County

                                      -2-